UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2018

STERLING BANCORP, INC.

(Exact name of registrant as specified in its charter)

Michigan	001-38290	38-3163775
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Towne Square, Suite 1900

Southfield, Michigan 48076

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 355-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Restricted Stock Award Agreement

Effective as of March 21, 2018, the compensation committee of the board of directors (“Compensation Committee”) of Sterling Bancorp, Inc. (the “Company”) approved a form of Restricted Stock Award Agreement (“Restricted Stock Award Agreement”) for restricted stock to be issued under the Company’s 2017 Omnibus Equity Incentive Plan, as amended from time to time. Under the terms of the Restricted Stock Award Agreement, the Company may issue to certain Company employees, directors, and consultants the right to receive common stock in the Company (“Restricted Stock”) according to a specified vesting schedule. The Restricted Stock is subject to various restrictions on transfer and risks of forfeiture that lapse upon vesting. The Restricted Stock Award Agreement provides for forfeiture of the Restricted Stock award in certain cases of termination.  Additionally, other events may accelerate the vesting of the Restricted Stock, such as the death or disability of the grantee or at any other time in the discretion of the Compensation Committee, including upon a change of control. The Restricted Stock Award Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Stock Option Agreement

Effective as of March 21, 2018, the Compensation Committee approved a Form of Notice of Grant of Stock Option and Stock Option Agreement (“Stock Option Agreement”). The Stock Option Agreement authorizes the Company to issue non-transferable options to purchase common stock in the Company (“Options”) to certain of its employees and consultants pursuant to the terms of the Company’s 2017 Omnibus Equity Incentive Plan.  The Options under the Stock Option Agreement will vest according to a specified vesting schedule.  The Company may, in its discretion, accelerate the vesting of the Options at any time.  Vesting may also be accelerated in the event of a change in control of the Company.

In the event that the optionee ceases to be an employee or consultant of the Company, the optionee may exercise the Option granted within three (3) months of the termination of employment, subject to the terms of the Stock Option Agreement.  In the event of the death or disability of the optionee, the Option becomes 100% vested and exercisable.  Options are automatically forfeited if the optionee is terminated for cause. The Stock Option Award is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)                                   Exhibits

No.	Description
10.1	Form of Restricted Stock Award Agreement
10.2	Form of Notice of Grant of Stock Option and Stock Option Agreement

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Bancorp, Inc.

By:	/s/ THOMAS LOPP
Thomas Lopp
President, Chief Operations Officer and Chief Financial Officer

Date: March 27, 2018

3